Exhibit 3.51

CERTIFICATE OF INCORPORATION

OF

RDEN MANAGEMENT, INC.

I, the undersigned, for the purposes of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, do execute this Certificate of Incorporation and do hereby certify as follows:

1.          The name of the corporation is RDEN Management, Inc. (hereinafter called the “Corporation”).

2.          The address of the Corporation’s registered office in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, 19808. The name of its registered agent at such address is Corporation Service Company.

3.          The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

4.          The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares of Common Stock, par value of $.01 per share.

5.          The Corporation shall have perpetual existence.

6.          The incorporator of the Corporation is Oscar E. Marina, whose mailing address is 14100 N.W. 60th Avenue, Miami Lakes, Florida 33014.

7.          The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, the number of members of which shall be set forth in the by-laws of the Corporation. The election of directors of the Corporation need not be by written ballot.

8.          In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Corporation is expressly authorized to make, alter and repeal the by-laws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any by-law whether adopted by them or otherwise.

9.          A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware, as amended from time to time, or any successor provision of Delaware law. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal. The Corporation shall indemnify its officers, directors, employees and agents to the full extent permitted by the General Corporation Law of the State of Delaware, as amended from time to time, or any successor provision of Delaware law.

10.        The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in the article.

11.        The powers of the incorporator are to be terminated upon the filing of this Certificate of Incorporation. The name and mailing address of the persons who are to serve as the initial directors of the Corporation until the first annual meeting of stockholders of the Corporation, or until their successors are elected and qualified, are:

Paul West	Stephen J. Smith
200 First Stamford Place	200 First Stamford Place
Stamford, CT 06902	Stamford, CT 06902

The undersigned incorporator hereby acknowledges that the foregoing certificate of incorporation is his act and deed on this 25 day of January, 2002.

/s/ OSCAR E. MARINA
Incorporator
OSCAR E. MARINA

STATE OF DELAWARE

CERTIFICATE OF CHANGE

OF REGISTERED OFFICE AND/OR

REGISTERED AGENT

The Board of Directors of RDEN Management, Inc.                                  , a Delaware Corporation, on this                  21st                 day of              Delaware            , A.D.        2005        , do hereby resolve and order that the Location of the Registered Office of this Corporation within this State be, and the same hereby is 1308 Delaware Avenue                                                                              Street, in the City of Wilmington                             , County of New Castle County                                   Zip Code 19806                .

The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served, is                                  Corporate Creations Network Inc.                                                                                                ..

The Corporation does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer, the     21      day of DECEMBER         , A.D.,  2005    .

By:	/s/ OSCAR E. MARINA
Authorized Officer

Name:	OSCAR E. MARINA
Print or Type

Title:	VICE PRESIDENT